                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES


                                                             JURISDICTION OF
                                                              INCORPORATION
NAME OF SUBSIDIARY                                           OR ORGANIZATION

ABCO Industries, Incorporated                                South Carolina

Eastman Chemical Argentina S.R.L.                               Argentina

Eastman Chemical, Asia Pacific Pte. Ltd.                        Singapore

Eastman Chemical Brasileira Ltd.                                 Brazil

Eastman Chemical B.V.                                          Netherlands

Eastman Chemical Canada, Inc.                                    Canada

Eastman Chemical Deutschland GmbH                                Germany

Eastman Chemical Ectona, Ltd.                                    England

Eastman Chemical Espana, Inc.                                   Delaware

Eastman Chemical Espana, S.A.                                     Spain

Eastman Chemical, Europe, Middle East and Africa, Ltd.          Delaware

Eastman Chemical Financial Corporation                          Delaware

Eastman Chemical Foreign Sales Corporation                      Barbados

Eastman Chemical Holdings, S.A. de C.V.                          Mexico

Eastman Chemical Hong Kong Limited                              Hong Kong

Eastman Chemical Industrial de Mexico, S.A. de C.V.              Mexico

Eastman Chemical Japan Limited                                    Japan

Eastman Chemical Korea Ltd.                                       Korea

Eastman Chemical Ltd.                                           New York

Eastman Chemical Latin America, Inc.                            Delaware

Eastman Chemical (Malaysia) Sdn. Bhd.                           Malaysia

Eastman Chemical Mexicana S.A. de C.V.                           Mexico

                                  SUBSIDIARIES


                                                              JURISDICTION OF
                                                               INCORPORATION
NAME OF SUBSIDIARY                                            OR ORGANIZATION

Eastman Chemical Netherlands B.V.                               Netherlands

Eastman Chemical S. Com P.A.                                       Spain

Eastman Chemical Singapore Pte. Ltd.                             Singapore

Eastman Chemical Technology Corporation                          Delaware

Eastman Chemical (UK) Limited                                 United Kingdom

Eastman International Management Company                         Tennessee

Enterprise Genetics, Inc.                                         Nevada

Ernst Jager Fabrik Chemischer Rohstoffe GmbH & Co. KG             Germany

Hartlepet, Limited                                            United Kingdom

Holston Defense Corporation                                      Virginia

Jager Chemie AG, Lichtenstein                                   Switzerland

Jager Chemie France SARL                                          France

Jager Chemie Nederland B.V.                                   The Netherlands

Jager Verwaltungs - GmbH                                          Germany

Mustang Pipeline Company                                           Texas

Pinto Pipeline Company of Texas                                    Texas

Union-Chemie Singapore PTE LTD                                   Singapore

Workington Investments Limited                                United Kingdom















                                       113